UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2010

AFH ACQUISITION III, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53071	41-2254388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9595 Wilshire Boulevard, Suite 700 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 492-9898

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Board of Directors of AFH Acquisition III, Inc. (the “Company”) voted to expand the size of the Board of Directors from two persons to three persons and Elizabeth Charuvastra was elected to fill the vacancy on the Board effective immediately.

Elizabeth Charuvastra is a founder of Targeted Medical Pharma, Inc. and has served as Chairman of the board of directors and executive vice president of regulatory affairs of that company since December 1999.  Ms. Charuvastra is a Registered Nurse and inventor.  Ms. Charuvastra founded and served as president of Beverly Glen Medical Systems, a California-based national cardiac monitoring company, from May 1990 to October 1999.  Under Ms. Charuvastra’s direction, Beverly Glen Medical Systems developed new technologies in high resolution continuous EKG (Holter) monitoring.  Ms. Charuvastra is the author of a number of publications, abstracts and presentations on subjects that include risk of sudden death related to QT interval prolongation, and Heart Rate Variability testing associated with Gulf War illness.  Ms. Charuvastra received her degree in nursing in 1966 and her degree in nurse midwifery in 1968 from Royal Canberra Hospital in Australia. Ms. Charuvastra is married to Dr. Shell.

Targeted Medical Pharma, Inc. entered into a binding letter of intent, dated November 8, 2010, with the Company in respect to a proposed acquisition transaction.  In order to facilitate a smooth transition following the proposed merger, Ms. Charuvastra was elected to the Company’s Board of Directors at this time.

On December 10, 2010, Timothy J. Brasel resigned from the Board of Directors of the Company.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2010, the Board of Directors of AFH Acquisition III, Inc. (the “Company”) adopted, and the stockholders of the Company unanimously approved, an Amended and Restated Certificate of Incorporation and an Amended and Restated Bylaws, both of which substantially revise the Company’s existing Certificate of Incorporation and Bylaws.  The following is a summary of certain provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company as adopted by the Board of Directors and approved by the Company’s stockholders.  Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restate Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Amended and Restated Certificate of Incorporation

•	The registered agent of the Company in Delaware shall be VCorp. Services LLC.
•	The Company Board of Directors shall be divided into three classes.
•
An agreement or arrangement between the Company and its creditors or stockholders (or a class of either creditors or stockholders) that is supported by three quarters of the Company’s creditors or stockholders, as the case may be, and sanctioned by a court of competent jurisdiction, shall be binding upon all the creditors or stockholders (or a class of either creditors or stockholders), as the case may be.

Amended and Restated Bylaws

•	Only the Company’s Board of Directors may call a special meeting of stockholders.
•
A stockholder’s notice of nomination of an individual for the Company’s board of directors must comply with the newly specific notice requirements and the informational requirements of Section 14A of the Securities Exchange Act of 1934, as amended.

•	The Board of Directors shall consist of not fewer than seven nor more than nine members.
•	A director may be removed by the Board of Directors for cause, as defined in the Bylaws.
•
The Company shall indemnify to the fullest extent permitted by applicable law any person made or threatened to be made a party or otherwise involved in a proceeding by reason of the person’s status as a representative or agent of the Company.  Moreover, the Company will pay the expenses incurred by such person in connection with such a proceeding.

•	A majority of the directors or stockholders may amend the Bylaws.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

3.1           Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010

AFH ACQUISITION III, INC.
By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: President

Exhibit Index

3.1           Amended and Restated Certificate of Incorporation

3.2           Amended and Restated Bylaws